UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 18, 2011

AUDIOVOX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-28839 (Commission File Number)
13-1964841 (IRS Employer Identification No.)
180 Marcus Blvd., Hauppauge, New York (Address of principal executive offices)	11788 (Zip Code)

Registrant's telephone number, including area code (631) 231-7750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of file following provisions:
[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

Item 8.01    Other Events.

On July 13, 2011, the Company filed a Form 8-K reporting that it had issued a press release relating to its earnings release for the three months ended May 31, 2011 and that it had held a conference call on July 12, 2011 to discuss its financial results for the three months ended May 31, 2011. The Company filed a transcript of that conference call as Exhibit 99.2 to its July 13, 2011 Form 8-K filing.

The Company is filing this Form 8-K to update one statement made on the conference call and set forth in the transcript regarding the shipment of the Company's first Android rear entertainment system to Bentley in December. Audiovox Corporation, through Audiovox Incaar Systems, has been selected as an OEM supplier to Bentley for its rear seat entertainment solution as noted on the conference call and in the transcript. The Company today provided more clarity around the business relationship and scheduled product launch. The system that Audiovox Incaar Systems will deliver to Bentley in December will be a DVD-based system that has been developed specifically for Bentley as part of Bentley's re-sourcing program for its current rear-seat entertainment system.

The information furnished under Item 8.01 shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUDIOVOX CORPORATION (Registrant)

Date: July 18, 2011
BY: /s/ Charles M. Stoehr
Charles M. Stoehr
Senior Vice President and
Chief Financial Officer